Recording requested by:
And when recorded mail to:
Greenberg Traurig, LLP
1200 17th Street, 24th Floor
Denver, Colorado 80202
Attention: Peter C. Kelley, Esq.

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS
(NEW JERSEY)
THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS (NEW JERSEY) (this “Security Instrument”) is given as of January 24, 2014, by THE GC NET LEASE (WARREN) INVESTORS, LLC, a Delaware limited liability company (“Mortgagor”), in favor of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation (“VALIC”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation (“NUF”), as co-lenders (collectively, “Mortgagee”).
ARTICLE 1
PARTIES, PROPERTY, AND DEFINITIONS
The following terms and references shall have the meanings indicated:
1.1    Additional Sums: As defined in Section 9.13.
1.2    Arizona Notes: Collectively, that certain Promissory Note made by GC Phoenix Chandler, payable to the order of VALIC in the original principal amount referenced therein, and that certain Promissory Note made by GC Phoenix Chandler, payable to the order of NUF in the original principal amount referenced therein, each of even date herewith.
1.3    Business Day: Any day that is not a Saturday, Sunday or any other day which national banks in New York, New York are not open for business.
1.4    Cash Collateral Agreement: That certain Cash Collateral Agreement of even date herewith among Mortgagor and Mortgagee, and acknowledged and agreed to by the “Servicer” referenced therein, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.5    Certificate Concerning Governing Documents: That certain Certificate Concerning Governing Documents of even date herewith made by Mortgagor and Guarantor to Mortgagee.
1.6    Change in Control: means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Guarantor by Persons who were neither (i) nominated by the board of directors of Guarantor nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of Guarantor by any Person or group; or (d) the replacement, removal or resignation of Griffin Capital Corporation or an Affiliate thereof as asset manager and advisor to the Operating Partnership and Guarantor except as hereinafter permitted, provided however, that the exercise by a Starwood Entity of its rights under the Starwood Documents to (i) elect a majority of the board of directors (as more particularly set forth in Section 3.2 of the Investor Rights Agreement referenced in clause (b) of the definition of the Starwood Documents) of the Guarantor or (ii) cause the issuance of the Series A Preferred Shares (as defined in the Starwood Documents) shall not be deemed to constitute a Change in Control hereunder; and provided, further, however, that if the board of directors of the Guarantor decides (in accordance with their fiduciary responsibility under applicable law) to cause the Guarantor to terminate the Advisory Agreement with Griffin Capital Essential Asset Advisor, LLC (“Advisor”), Mortgagor shall provide written notice to Mortgage of such termination and shall obtain the prior written consent of Mortgage prior to the board selecting a successor advisor for the Guarantor, which successor advisor shall be reasonably acceptable to Mortgage. Mortgagor shall submit or shall cause the Guarantor to submit a request for approval of the successor advisor within sixty (60) days of the termination of Advisor or any previously approved successor advisor to Advisor.
1.7    Chattels: All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature, whether now owned or hereafter acquired by Mortgagor, used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

1.8    Controlling Persons: Collectively, (a) if Mortgagor is a partnership or joint venture, all general partners or joint venturers of Mortgagor, (b) Guarantor, (c) GC Member, (d) any other party directly or indirectly liable for payment of the Secured Obligations, whether as maker, endorser, guarantor, surety, general partner, or otherwise, and (e) any successor to any of the foregoing.
1.9    Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.
1.10    Environmental Indemnity Agreement: That certain Environmental Indemnity Agreement of even date herewith made by Mortgagor and Guarantor for the benefit of Mortgagee, and the other indemnitees named therein, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.11    ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.
1.12    Event of Default: As defined in Article 6.
1.13    GC Member: Shall mean The GC Net Lease (Warren) Member, LLC, a Delaware limited liability company.
1.14    Guarantor: Griffin Capital Essential Asset REIT, Inc., a Maryland corporation.
1.15    Guaranty Agreement: That certain Recourse Carve Out Guaranty Agreement of even date herewith made by Guarantor for the benefit of Mortgagee, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.16    Insurance Agreement: That certain Agreement Concerning Insurance Requirements of even date herewith executed by Mortgagor for the benefit of Mortgagee, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.17    Intangible Personalty: All of Mortgagor’s right, title and interest in and to the following: the right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, deposit accounts, letter of credit rights, investment property, monies in the possession of Mortgagee (including, without limitation, proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Mortgagor’s ownership, use, operation, leasing, or sale of all or any part of the Property, specifically including but in no way limited to any right which Mortgagor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred.
1.18    Lease Certificate: That certain Certificate Concerning Leases and Financial Condition of even date herewith made by Mortgagor to Mortgagee concerning Leases and financial condition of the Property.
1.19    Leases: Any and all leases, subleases and other agreements under the terms of which any person other than Mortgagor has or acquires any right to occupy or use the Property, or any part thereof, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.20    Letter of Credit Agreement: Any Agreement Concerning Letter of Credit entered into pursuant to the Vacancy Risk Agreement, in the form attached as an exhibit to the Vacancy Risk Agreement.
1.21    Limited Recourse Secured Guaranty Agreement: That certain Limited Recourse Secured Guaranty Agreement of even date herewith, given by GC Member and the Other Holding Companies in favor of Mortgagee.
1.22    Loan: The loan from Mortgagee to Mortgagor evidenced by the Note.
1.23    Loan Documents: The Note, all of the deeds of trust, mortgages and other instruments and documents securing or executed and delivered in connection with the Note, including this Security Instrument, the Insurance Agreement, the Environmental Indemnity Agreement, the Guaranty Agreement, the Cash Collateral Agreement, the TI/LC Reserve Agreement, the Letter of Credit Agreement, the Partial Release Agreement, the Vacancy Risk Agreement, the Certificate Concerning Governing Documents, the Lease Certificate, the Subordination of Management Agreement, Subordination of Sub-Management Agreement, the Pledge and Security Agreement, the Limited Recourse Secured Guaranty Agreement, the Other Second Security Instruments, the Other Limited Recourse Secured Guaranty Agreements, the Receipt and Agreement, and each of the other documents executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all amendments, modifications, amendments and restatements, supplements, extensions, renewals, and replacements of each document referred to above.
1.24    Mortgagee: The Mortgagee named in the introductory paragraph of this Security Instrument, whose legal address is c/o AIG Investments, 777 South Figueroa Street, 16th Floor, Los Angeles, California 90017, together with any future holder of the Note.

1.25    Mortgagor: The Mortgagor named in the introductory paragraph of this Security Instrument (Secretary of State File No. 5369912), whose legal address is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245.
1.26    North Carolina Notes: Collectively, that certain Promissory Note made by GC Charlotte, payable to the order of VALIC in the original principal amount referenced therein, and that certain Promissory Note made by GC Charlotte, payable to the order of NUF in the original principal amount referenced therein, each of even date herewith.
1.27    Note: Collectively, (i) Mortgagor’s promissory note of even date herewith, payable to the order of VALIC in the principal face amount of $17,527,200 (the “VALIC Note”), and (ii) Mortgagor’s promissory note of even date herewith, payable to the order of NUF in the principal face amount of $8,632,800 (the “NUF Note”) (and in the aggregate collective amount of $26,160,000), together with all renewals, extensions and modifications of such promissory notes, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time. The NUF Note and the VALIC Note are also sometimes referred collectively herein as the “Notes.” All terms and provisions of the Notes are incorporated by this reference in this Security Instrument.
1.28    Ohio Notes: Collectively, that certain Promissory Note made by GC Beaver Creek, payable to the order of VALIC in the original principal amount referenced therein, and that certain Promissory Note made by GC Beaver Creek, payable to the order of NUF in the original principal amount referenced therein, each of even date herewith.
1.29    Operating Partnership: means Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership.
1.30    Other Borrowers: Collectively, The GC Net Lease (Phoenix Chandler) Investors, LLC, a Delaware limited liability company (“GC Phoenix Chandler”), The GC Net Lease (Beaver Creek) Investors, LLC, a Delaware limited liability company (“GC Beaver Creek”), The GC Net Lease (Houston Enclave) Investors, LLC, a Delaware limited liability company (“GC Houston Enclave”), and The GC Net Lease (Charlotte) Investors, LLC, a Delaware limited liability company (“GC Charlotte”).
1.31    Other First Security Instruments: Collectively, (i) a First Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Arizona) executed by GC Phoenix Chandler for the benefit of Mortgagee to secure the Loan; (ii) a First Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Ohio) executed by GC Beaver Creek for the benefit of Mortgagee to secure the Loan (iii) a First Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (Texas) executed by GC Houston Enclave for the benefit of Mortgagee to secure the Loan; and (iv) a First Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents (North Carolina) executed by GC Charlotte for the benefit of Mortgagee to secure the Loan.
1.32    Other Holding Companies: Collectively, The GC Net Lease (Phoenix Chandler) Member, LLC, a Delaware limited liability company, The GC Net Lease (Beaver Creek) Member, LLC, a Delaware limited liability company, The GC Net Lease (Houston Enclave) Member, LLC, a Delaware limited liability company, and The GC Net Lease (Charlotte) Member, LLC, a Delaware limited liability company.
1.33    Other Loan Documents: Collectively, (i) the Other Notes, (ii) the Other First Security Instruments; and any and all other “Loan Documents” as such term is defined in the Other First Security Instruments.
1.34    Other Loan Guaranty Documents: Collectively, (i) Non-Recourse Secured Guaranty Agreement (New Jersey Property Owner as Guarantor), of even date herewith, given by Mortgagor, as guarantor, in favor of Mortgagee, as lender under the Other Loans, and (ii) that certain Second Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents Securing Guaranty of even date herewith, given by Mortgagor in favor of Mortgagee as security for such Limited Recourse Secured Guaranty Agreement.
1.35    Other Loans: Collectively (i) the $19,860,000 loan to GC Phoenix Chandler evidenced by the Arizona Notes, (ii) the $10,800,000 loan to GC Beaver Creek evidenced by the Ohio Notes, (iii) the $30,060,000 loan to GC Houston Enclave evidenced by the Texas Notes, and (iv) the $23,760,000 loan to GC Charlotte evidenced by the North Carolina Notes.
1.36    Other Limited Recourse Secured Guaranty Agreements: Those certain Limited Recourse Secured Guaranty Agreements, of even date herewith, given by each of the Other Borrowers in favor of Mortgagee as “Lender” under the Other Loans.
1.37    Other Notes: Collectively, the Arizona Notes, the Ohio Notes, the Texas Notes and the North Carolina Notes.
1.38    Other Property: Shall mean the “Property” as defined in the Other First Security Instruments from time to time.
1.39    Other Second Security Instruments: Collectively, (i) a Second Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Arizona) executed by GC Phoenix Chandler for the benefit of Mortgagee to secure the Loan; (ii) a Second Mortgage, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Ohio) executed by GC beaver Creek for the benefit of Mortgagee to secure the Loan (iii) a Second Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (Texas) executed by GC Houston Enclave for the benefit of

Mortgagee to secure the Loan; and (iv) a Second Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents Securing Guaranty (North Carolina) executed by GC Charlotte for the benefit of Mortgagee to secure the Loan.
1.40    Partial Release Agreement: That certain Partial Release Agreement, of even date herewith, made by Mortgagor, the Other Borrowers and Mortgagee.
1.41    Permits: All permits, licenses, certificates and authorizations necessary for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property.
1.42    Permitted Exceptions: The matters (excluding matters of survey) set forth in Schedule B-I of the title insurance policy insuring the lien created by this Security Instrument, in form and substance satisfactory to, and accepted by, Mortgagee, that Mortgagor has caused to be delivered to Mortgagee in connection with the Loan.
1.43    Person: means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
1.44    Pledge and Security Agreement: Shall mean that certain Pledge and Security Agreement – Limited Liability Company Interests of even date herewith, given by GC Member and the Other Holding Companies, in favor of Mortgagee.
1.45    Property: The tract or tracts of land and easement parcels described in Exhibit A attached hereto, together with Mortgagor’s entire right, title and interest in and to the following:
(a)    All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;
(b)    All of Mortgagor’s right, title and interest in and to any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;
(c)    All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements;
(d)    All (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated); (ii) ditches and ditch rights; (iii) spring and spring rights; (iv) reservoir and reservoir rights; and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Mortgagor and which are appurtenant to or which have been used in connection with such tract or tracts or improvements;
(e)    All of Mortgagor’s right, title and interest in and to all minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;
(f)    All machinery, apparatus, equipment, fittings, chattels, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;
(g)    All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property; and all rights as a “declarant”, “architectural committee” or similar party under any declaration, covenants conditions and restrictions, or similar instrument or agreement;
(h)    All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property; and
(i)    All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Mortgagor.
1.46    Receipt and Agreement: That certain Receipt and Agreement entered into by Mortgagor, Chicago Title Insurance Company and Mortgagee, dated as of the date hereof.
1.47    Secured Obligations: All present and future obligations of Mortgagor to Mortgagee evidenced by or contained in the Note, this Security Instrument and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form. If the maturity of the Note secured by this Security Instrument is accelerated, the Secured Obligations shall include an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration. If under the terms of the Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium to be included in the Secured Obligations shall be equal to one hundred fifty percent (150%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration, as if prepayment were permitted on such date. Notwithstanding anything contained herein or in the other Loan Documents to the contrary, Mortgagor’s obligations under the Environmental Indemnity Agreement shall not be secured by this Security Instrument and shall not constitute Secured Obligations hereunder.
1.48    Starwood Documents: means, collectively (each dated, as applicable, November 5, 2013): (a) the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended by Amendment No. 1 the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, (b) the Investor Rights Agreement entered into between the Operating Partnership, Guarantor, Griffin Capital Essential Asset Advisor LLC, and SPT Griffin Holdings, LLC, (c) the Series A Cumulative Redeemable Exchangeable Preferred Unit Purchase Agreement entered into between the Operating Partnership, Guarantor, SPT Griffin Holdings, LLC, and Starwood Property Trust, Inc., (d) Guarantor's Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, (e) Subordination of Second Amended and Restated Advisory Agreement entered into between Guarantor, SPT Griffin Holdings, LLC, and Griffin Capital Essential Asset Advisor, LLC, (f) Subordination of Management Agreements entered into between the Operating Partnership, various affiliates of the Operating Partnership, SPT Griffin Holdings, LLC, and Griffin Capital Essential Asset Property Management, LLC and (g) the Escrow Agreement entered into between the Operating Partnership, Guarantor, Griffin Capital Essential Asset Advisor, LLC, SPT Griffin Holdings, LLC and Sidley Austin LLP.
1.49    Starwood Entity: Starwood Property Trust, Inc., a Maryland corporation, or any wholly owned direct or indirect subsidiary thereof with SPT Griffin Holdings, LLC being a wholly owned indirect subsidiary of Starwood Property Trust, Inc.
1.50    State: The State in which the Property is located.
1.51    Sub-Management Agreement: As defined in Section 4.23.
1.52    Sub-Manager: As defined in Section 4.23.
1.53    Subordination of Management Agreement: That certain Consent, Subordination and Recognition Agreement (Management Agreement) dated as of the date hereof, by and among Mortgagor, Mortgagee and the Property Manager (as such term is defined in Section 4.23 hereof) of the Property.
1.54    Subordination of Sub-Management Agreement: That certain Consent, Subordination and Recognition Agreement (Sub-Management Agreement) dated as of the date hereof, by and among Mortgagor, Mortgagee and the Sub-Manager (as such term is defined in Section 4.23 hereof) of the Property.
1.55    Texas Notes: Collectively, that certain Promissory Note made by GC Houston Enclave, payable to the order of VALIC in the original principal amount referenced therein, and that certain Promissory Note made by GC Houston Enclave, payable to the order of NUF in the original principal amount referenced therein, each of even date herewith.
1.56    TI/LC Reserve Agreement: Any Tenant Improvement Cost and Leasing Commission Reserve Agreement that is entered into pursuant to the Vacancy Risk Agreement, in the form attached as an exhibit to the Vacancy Risk Agreement.
1.57    Vacancy Risk Agreement: That certain Vacancy Risk Agreement, dated as of the date hereof, made by Mortgagor, the Other Borrowers, and Mortgage and acknowledged and agreed to by the “Servicer” referenced therein, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.58    Verizon Lease: That certain Lease dated December 30, 2010, made by and between Cellco Partnership d/b/a Verizon Wireless, as tenant, and 30 Independence Boulevard One, LLC and 30 Independence Boulevard Two, LLC, collectively, as original landlord and predecessor in interest to Mortgagor, as current landlord, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time.
1.59    Verizon Tenant: Shall mean the tenant under the Verizon Lease.
ARTICLE 2
GRANTING CLAUSE
2.1    Grant to Mortgagee. As security for the Secured Obligations, Mortgagor hereby grants, bargains, sells, conveys, mortgages and warrants unto Mortgagee, the entire right, title, interest and estate of Mortgagor in and to the Property, whether now owned or hereafter acquired; TO HAVE AND TO HOLD the same, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Mortgagee and Mortgagee’s successors, substitutes and assigns forever.
2.2    Security Interest to Mortgagee. As additional security for the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or Intangible

Personalty may be or have been acquired with funds advanced by Mortgagee under the Loan Documents, this security interest is a purchase money security interest. This Security Instrument constitutes a security agreement under the Uniform Commercial Code of the State (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Security Instrument pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Security Instrument but shall be in addition thereto:
(a)    The Collateral shall be used by Mortgagor solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Mortgagor’s own use or as the equipment and furnishings furnished by Mortgagor, as landlord, to tenants of the Property;
(b)    Subject to Section 5.7 below, the Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Mortgagee (being the Secured Party as that term is used in the Code); and the Collateral (other than the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;
(c)    No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Mortgagor will, at its cost and expense, upon demand, furnish to Mortgagee such further information and will execute and deliver to Mortgagee such financing statements and other documents in form satisfactory to Mortgagee and will do all such acts and things as Mortgagee may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Mortgagee is hereby authorized to execute and/or to file any such financing statements or other documents; and Mortgagor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Mortgagee to be necessary or desirable;
(d)    The terms and provisions contained in this Section and in Section 7.6 of this Security Instrument shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and
(e)    This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the office of the recorder of each county where any part of the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing addresses of Mortgagor and the Mortgagee are set forth in Article 1 of this Security Instrument. A carbon, photographic or other reproduction of this Security Instrument or any financing statement relating to this Security Instrument shall be sufficient as a financing statement. The filing of this Security Instrument in the real estate records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Security Instrument. Mortgagor is the “Debtor” and Mortgagee is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Security Instrument constitutes a financing statement.
ARTICLE 3MORTGAGOR’S REPRESENTATIONS AND WARRANTIES
3.1    Warranty of Title. Mortgagor represents and warrants to Mortgagee that:
(a)    Mortgagor has good, marketable and indefeasible fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;
(b)    Mortgagor is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;
(c)    This Security Instrument is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions; and
(d)    Subject to the Permitted Exceptions, Mortgagor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular all of the Property and property interests granted and conveyed pursuant to this Security Instrument, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.
The representations, warranties and covenants contained in this Section 3.1 shall survive foreclosure of this Security Instrument, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels, or the Intangible Personalty pursuant to any such foreclosure.
3.2    Due Authorization. If Mortgagor is other than a natural person, then each individual who executes this document on behalf of Mortgagor represents and warrants to Mortgagee that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Mortgagor. Mortgagor represents that Mortgagor has obtained all consents and approvals required in connection with the execution, delivery and performance of this Security Instrument.
3.3    Other Representations and Warranties. Mortgagor represents and warrants to Mortgagee as of the date hereof, as follows:
(a)    Mortgagor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Mortgagor is duly authorized to transact business in and is in good standing under the laws of the State of New Jersey. The sole Controlling Persons of Mortgagor are Guarantor, and The GC Member;
(b)    The execution, delivery and performance by Mortgagor of the Loan Documents are within Mortgagor’s power and authority and have been duly authorized by all necessary action;
(c)    This Security Instrument is, and each other Loan Document to which Mortgagor or Guarantor is a party will, when delivered hereunder, be valid and binding obligations of Mortgagor and Guarantor enforceable against Mortgagor and Guarantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights;
(d)    The execution, delivery and performance by Mortgagor and Guarantor of the Loan Documents will not contravene any contractual or other restriction binding on or affecting Mortgagor or any Controlling Person and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant to the Loan Documents) upon or with respect to any of its properties;
(e)    The execution, delivery and performance by Mortgagor and Guarantor of the Loan Documents does not violate or contravene any applicable law;
(f)    No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Mortgagor and Guarantor of any of the Loan Documents or the effectiveness of any assignment of any of Mortgagor’s rights and interests of any kind to Mortgagee;
(g)    No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty, and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding;
(h)    Neither Mortgagor nor any Controlling Person has made any assignment for the benefit of creditors, nor has Mortgagor or any Controlling Person filed, or had filed against it, any petition in bankruptcy;
(i)    There is no pending or, to the best of Mortgagor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Mortgagor, any Controlling Person or the Property before any court, governmental or quasi-governmental, arbitrator or other authority;
(j)    Mortgagor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;
(k)    Access to and egress from the Property are available and provided by public streets, or valid easements appurtenant thereto and Mortgagor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property;
(l)    All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone and cable television facilities;
(m)    The Property is located in a zoning district designated “OR” Office Research District by Warren Township, New Jersey.. Such designation permits the development, use and operation of the Property as it is currently operated as a permitted, and not as a non-conforming use. The Property complies in all respects with all zoning ordinances, regulations, requirements, conditions and restrictions, including but not limited to deed restrictions and restrictive covenants, applicable to the Property;
(n)    There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Mortgagor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exceptions affecting the Property;

(o)    Mortgagor and each Controlling Person has filed all tax returns it is required to have filed, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property;
(p)    Mortgagor has not received any written notice from any governmental body having jurisdiction over any part of the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied;
(q)    Neither Mortgagor nor any Controlling Person is in default, in any manner which would adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound;
(r)    Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct description of all Leases presently affecting the Property. No written or oral agreements or understandings exist between Mortgagor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate;
(s)    There are no options to purchase, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property;
(t)    There exists no brokerage agreement with respect to the purchase of any part of the Property;
(u)    Except as otherwise disclosed to Mortgagee in writing prior to the date hereof, (i) there are no contracts presently affecting the Property (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Mortgagor (without penalty) on thirty (30) days’ notice; (ii) Mortgagor has heretofore delivered to Mortgagee true and correct copies of each of the Contracts together with all amendments thereto; (iii) Mortgagor is not in default of any obligations under any of the Contracts; and (iv) the Contracts represent the complete agreement between Mortgagor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Mortgagor. Mortgagor is not in default under any of the Contracts and no event has occurred which, with the passing of time or the giving of notice, or both, would constitute a default under any of the Contracts;
(v)    Mortgagor or its tenants have obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as it is currently being operated. None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect and are fully paid for, and Mortgagor has made or will make application for renewals of any of the Permits prior to the expiration thereof;
(w)    All insurance policies held by Mortgagor relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Mortgagor has not received any notice of default or notice terminating or threatening to terminate any such insurance policies. Mortgagor has made or will make application for renewals of any of such insurance policies prior to the expiration thereof;
(x)    Mortgagor currently complies with ERISA. Neither the making of the Loan nor the exercise by Mortgagee of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA; and
(y)    Mortgagor’s exact legal name is correctly set out in the introductory paragraph of this Security Instrument. Mortgagor’s Secretary of State File Number is correctly set forth in the definition of “Mortgagor” set forth in Article 1 hereof. Mortgagor’s location (as such term is used in Section 5.8 hereof) is the State of Delaware.
3.4    Continuing Effect. Mortgagor shall be liable to Mortgagee for any damage suffered by Mortgagee if any of the foregoing representations are inaccurate as of the date hereof, regardless when such inaccuracy may be discovered by, or result in harm to, Mortgagee. Mortgagor further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Mortgagor to Mortgagee relative to the Loan Documents, shall survive termination of this Security Instrument.
ARTICLE 4
MORTGAGOR’S AFFIRMATIVE COVENANTS
4.1    Payment of Note. Mortgagor will pay all principal, interest, and other sums payable under the Note, on the date when such payments are due, without notice or demand.

4.2    Performance of Other Obligations. Mortgagor will promptly perform and comply with all other covenants, conditions, and prohibitions required of Mortgagor by the terms of the Loan Documents.
4.3    Other Encumbrances. Mortgagor will promptly perform and comply with all covenants, conditions, and prohibitions required of Mortgagor in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.
4.4    Payment of Taxes.
(a)    Property Taxes. Unless Mortgagor is depositing with Mortgagee the amounts required pursuant to Section 4.4(b), Mortgagor will (i) pay or cause to be paid, before delinquency, all taxes and assessments, general or special, which may be levied or imposed at any time against Mortgagor’s interest and estate in the Property, the Chattels, or the Intangible Personalty, and (ii) within thirty (30) days after each payment of any such tax or assessment, Mortgagor will deliver to Mortgagee, without notice or demand, an official receipt for such payment if issued by the taxing authority and if not, cancelled checks or other reasonable evidence of payment. At Mortgagee’s option, Mortgagee may retain the services of a firm to monitor the payment of all taxes and assessments relating to the Property, the cost of which shall be borne by Mortgagor.
(b)    Deposit for Taxes: From and after the occurrence of a Default or an Event of Default, and at such times as a Triggering Event Condition (as defined in the Cash Collateral Agreement) is otherwise continuing, with each monthly payment under the Note, Mortgagor shall deposit with Mortgagee an amount equal to 1/12th of the amount which Mortgagee estimates will be required to pay the next annual payment of taxes, assessments, and similar governmental charges referred to in this Section. The purpose of these provisions is to provide Mortgagee with sufficient funds on hand to pay all such taxes, assessments, and other governmental charges thirty (30) days before the date on which they become past due. If the Mortgagee, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Mortgagor shall upon demand pay such additional sums as Mortgagee shall determine necessary and shall pay any increased monthly charges requested by Mortgagee. Provided no Default or Event of Default exists hereunder, Mortgagee will apply the amounts so deposited to the payment of such taxes, assessments, and other charges when due, but in no event will Mortgagee be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Mortgagee’s own funds.
(c)    Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Note or against Mortgagee, or against any interest of Mortgagee in any real or personal property encumbered hereby (but excluding any taxes in the nature of income taxes on the overall income or profits of Mortgagee to which Mortgagee may be subject), Mortgagor will pay such tax, assessment, or other charge before delinquency and will pay to Mortgagee any and all costs, expenses, or diminution of income incurred by Mortgagee in connection therewith. In the event Mortgagor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Mortgagor from doing so, then the Note will, at Mortgagee’s option, become due and payable in full upon ninety (90) days’ notice to Mortgagor, without prepayment premium or penalty.
(d)    Right to Contest. Notwithstanding any other provision of this Section 4.4, Mortgagor will not be deemed to be in default solely by reason of Mortgagor’s failure to pay any tax, assessment or similar governmental charge so long as, in Mortgagee’s judgment, each of the following conditions is satisfied:
(i)    Mortgagor and/or Verizon Tenant is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment, or charge; and
(ii)    The payment of such tax, assessment, or charge would necessarily and materially prejudice Mortgagor’s and/or Verizon Tenant’s prospects for success in such proceedings; and
(iii)    Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Mortgagee therein; and
(iv)    Mortgagor deposits or causes to be deposited with Mortgagee, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges, and other costs which Mortgagee estimates are likely to become payable if such contest is unsuccessful.
If Mortgagee determines that any one or more of such conditions is not satisfied or is no longer satisfied, Mortgagor will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within ten (10) days after Mortgagee gives notice of such determination.
4.5    Maintenance of Insurance.
(a)    Coverages Required. Mortgagor shall maintain or cause to be maintained, with insurance companies or associations satisfying the requirements of the Insurance Agreement, all insurance required under the terms of the Insurance

Agreement, and shall comply with each and every covenant and agreement contained in the Insurance Agreement, the provisions of which are hereby incorporated by this reference.
(b)    Renewal Policies. Prior to the expiration date of each insurance policy required pursuant to the Insurance Agreement, Mortgagor will deliver to Mortgagee evidence of the renewal or replacement of such policy as required pursuant to the Insurance Agreement, with evidence satisfactory to Mortgagee that the applicable premium has been prepaid.
(c)    Deposit for Premiums. From and after the occurrence of a Default or an Event of Default, and at such times as a Triggering Event Condition (as defined in the Cash Collateral Agreement is otherwise continuing, with each monthly payment under the Note, Mortgagor will deposit an amount equal to 1/12th of the amount which Mortgagee estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Mortgagee with sufficient funds on hand no later than thirty (30) days before the date on which the payment of such premiums will become due, so as to permit Mortgagee to pay all such premiums when due. If the Mortgagee, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Mortgagor shall upon demand pay such additional sums as Mortgagee shall determine necessary and shall pay any increased monthly charges requested by Mortgagee. Provided no Default or Event of Default exists hereunder, Mortgagee will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Mortgagee be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Mortgagee’s own funds.
(d)    Application of Hazard Insurance Proceeds. Mortgagor shall promptly notify Mortgagee of any damage or casualty to all or any portion of the Property or Chattels. Mortgagee may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and may, in Mortgagee’s sole discretion, compromise or settle, in the name of Mortgagee, Mortgagor, or both any claim for any such insurance proceeds. Any such insurance proceeds shall be paid to Mortgagee and shall be applied first to reimburse Mortgagee for all costs and expenses, including attorneys’ fees, incurred by Mortgagee in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Mortgagee with respect to an insured casualty may (subject to the terms of any Approved Lease or subordination, non-disturbance and attornment agreement), in Mortgagee’s sole discretion, either (i) be retained and applied by Mortgagee toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Mortgagee may impose, to Mortgagor to pay for repairs or replacements necessitated by the casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Mortgagor. Notwithstanding the preceding sentence, if (A) no Default or Event of Default shall exist hereunder, and (B) the proceeds received by Mortgagee (together with any other funds delivered by Mortgagor to Mortgagee for such purpose) shall be sufficient, in Mortgagee’s reasonable judgment, to pay for any restoration necessitated by the casualty, and (C) the cost of such restoration shall not exceed $500,000.00, and (D) such restoration can be completed, in Mortgagee’s judgment, at least ninety (90) days prior to the maturity date of the Note, then Mortgagee shall apply such proceeds as provided in clause (ii) of the preceding sentence. Mortgagee will have no obligation to see to the proper application of any insurance proceeds paid over to Mortgagor, nor will any such proceeds received by Mortgagee bear interest or be subject to any other charge for the benefit of Mortgagor. Mortgagee may, prior to the application of insurance proceeds, commingle them with Mortgagee’s own funds and otherwise act with regard to such proceeds as Mortgagee may determine in Mortgagee’s sole discretion. Notwithstanding anything to the contrary set forth in this Security Instrument, Mortgagee agrees that for so long as the Verizon Lease is in full force and effect, the disposition of insurance proceeds for damage or casualty to all or any portion of the Property and restoration of the Property relating thereto shall be governed by the terms and conditions set forth in the Verizon Lease to the extent that such Verizon Lease conflicts with the provisions of this Security Instrument.
(e)    Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to all of Mortgagor’s rights under all policies of insurance maintained pursuant to this Section.
4.6    Maintenance and Repair of Property and Chattels. Mortgagor will at all times maintain or cause the maintenance of the Property and the Chattels in good condition and repair, will diligently prosecute or cause the prosecution of the completion of any building or other improvement which is at any time in the process of construction on the Property, and will (subject to the terms of the Leases) promptly repair, restore, replace, or rebuild, or cause the repair, restoration, replacement or rebuilding of, any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Mortgagor (or Mortgagor shall cause the same to be so paid) whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Mortgagor will comply with, or cause the compliance with (or obtain a legally enforceable variance therefrom), all statutes, ordinances, and other governmental or quasi‑governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as Mortgagor is not otherwise in default hereunder, Mortgagor may, upon providing Mortgagee with security reasonably satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Subject to the rights of tenants under the Leases, Mortgagee and any person authorized by Mortgagee may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times. Notwithstanding anything to the contrary set forth in this Security Instrument or any other Loan Document, Mortgagee agrees that for so long as the Verizon Lease is in full force and effect, to the extent Verizon Tenant is obligated to perform certain Property-related operation and maintenance obligations that Mortgagor is obligated to perform pursuant to the Loan Documents, then Mortgagor shall perform or cause Verizon Tenant to perform such obligations; provided, however, that the forgoing is not intended to limit Mortgagor’s liability to Mortgagee for any breach of or default under the Loan Documents if such obligations are not performed.
4.7    Leases. Mortgagor shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms. Mortgagor shall immediately furnish to Mortgagee copies of any notices given to Mortgagor by the lessee under any Lease, alleging the default by Mortgagor in the timely payment or performance of its obligations under such Lease and any subsequent communication related thereto. Mortgagor shall also promptly furnish to Mortgagee copies of any notices given to Mortgagor by the lessee under any Lease, extending the term of any Lease, requiring or demanding the expenditure of any sum by Mortgagor (or demanding the taking of any action by Mortgagor), or relating to any other material obligation of Mortgagor under such Lease and any subsequent communication related thereto. Mortgagor agrees that during the existence of any Event of Default, Mortgagee may advance any sum or take any action which Mortgagee believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Mortgagee, together with all costs and expenses incurred by Mortgagee in connection with action taken by Mortgagee pursuant to this Section, shall be due and payable by Mortgagor to Mortgagee upon demand, shall bear interest until paid at the Default Rate (as defined in the Note), and shall be secured by this Security Instrument.
4.8    Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Mortgagor will notify Mortgagee promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Mortgagee may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Mortgagee’s reasonable discretion, compromise or settle, in the names of both Mortgagor and Mortgagee, any claim for any such award or payment. Any such award or payment is to be paid to Mortgagee and will be applied first to reimburse Mortgagee for all costs and expenses, including attorneys’ fees, incurred by Mortgagee in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment may, in Mortgagee’s sole discretion, either (a) be retained by Mortgagee and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Mortgagee may impose, to Mortgagor for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage. Notwithstanding the preceding sentence, if (i) no Default or Event of Default shall have occurred and be continuing hereunder, and (ii) the proceeds received by Mortgagee (together with any other funds delivered by Mortgagor to Mortgagee for such purpose) shall be sufficient, in Mortgagee’s reasonable judgment, to pay for any restoration necessitated by the taking or damage, and (iii) the cost of such restoration shall not exceed $500,000.00, and (iv) such restoration can be completed, in Mortgagee’s judgment, at least ninety (90) days prior to the maturity date of the Note, and (v) the remaining Property shall constitute, in Mortgagee’s sole judgment, adequate security for the Secured Obligations, then Mortgagee shall apply such proceeds as provided in clause (b) of the preceding sentence. Mortgagor’s duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Mortgagee’s application of any such award or payment will take effect only when Mortgagee receives such award or payment. If this Security Instrument has been foreclosed prior to Mortgagee’s receipt of such award or payment, Mortgagee may nonetheless retain such award or payment to the extent required to reimburse Mortgagee for all costs and expenses, including attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations. Notwithstanding anything to the contrary set forth in this Security Instrument, Mortgagee agrees that for so long as the Verizon Lease is in full force and effect, the disposition of awards or payments resulting from any condemnation or eminent domain taking of all or any portion of the Property and restoration of the Property relating thereto shall be governed by the terms and conditions set forth in the Verizon Lease to the extent that such Verizon Lease conflicts with the provisions of this Security Instrument.
4.9    Mechanics’ Liens. Mortgagor will keep (or cause others to keep) the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within forty-five (45) days after the recording thereof. Notwithstanding the preceding sentence, however, Mortgagor will not be deemed to be in default under this Section if and so long as Mortgagor or any tenant under a Lease (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Mortgagee with such security as Mortgagee may require to protect Mortgagee against all loss, damage, and expense, including attorneys’ fees, which Mortgagee might incur if the asserted lien is determined to be valid.
4.10    Defense of Actions. Mortgagor will defend, at Mortgagor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Mortgagee in such property or in the Secured Obligations, and will indemnify and hold Mortgagee harmless for, from, and all losses, damages, claims, liabilities, obligations, judgments, liens, demands, actions, suits, all loss, damage, cost, or expense, including attorneys’ fees, which Mortgagee may incur in connection therewith.

4.11    Expenses of Enforcement. Mortgagor will pay all costs and expenses, including attorneys’ fees, which Mortgagee may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Mortgagee’s rights and remedies under any of the Loan Documents, including but not limited to all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Mortgagee in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Mortgagee for purposes of foreclosing or otherwise enforcing this Security Instrument.
4.12    Financial Reports. During the term of the Loan, Mortgagor shall supply to Mortgagee (a) within fifteen (15) days following the end of each quarter, Mortgagor’s quarterly and annual operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, in each case prepared against the budget for such year; (b) contemporaneously with Mortgagor’s delivery of each of such operating statements, a certified rent roll signed and dated by Mortgagor detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease, and the term of each Lease; (c) within ninety (90) days following the end of each year, an annual balance sheet and profit and loss statement of Mortgagor (d) within forty-five (45) days following the end of each quarter, Guarantor’s quarterly unaudited financial statements and within ninety (90) days following the end of each fiscal year, Guarantor’s annual audited financial statements as of the end of and for the preceding quarter and fiscal year, as applicable; provided, however, for so long as Guarantor files 10Qs and 10Ks with the Securities and Exchange Commission, Mortgagor shall give Mortgagee written notice and weblink quarterly within forty-five (45) days of when a 10Q filing is made by Guarantor with the Securities and Exchange Commission and annually within ninety (90) days of when a 10K filing is made by Guarantor with the Securities and Exchange Commission. The financial statements and reports described in (a) and (c) above shall be in such detail as Mortgagee may require, shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be certified as true and correct by Mortgagor or the applicable Guarantor (or, if required by Mortgagee, by an independent certified public accountant acceptable to Mortgagee). Mortgagor shall also furnish to Mortgagee within thirty (30) days of Mortgagee’s request, any other financial reports or statements of Mortgagor as Mortgagee may reasonably request. Upon Mortgagee’s demand after any Default or Event of Default, or if Mortgagee securitizes the Loan, Mortgagor shall supply to Mortgagee the items required in (a) and (b) above on a monthly basis.
4.13    Priority of Leases. To the extent Mortgagor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Mortgagor will, at Mortgagee’s request and Mortgagor’s expense, take such action as may be required to effect such subordination. Conversely, Mortgagor will, at Mortgagee’s request and Mortgagor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Mortgagee.
4.14    Inventories; Assembly of Chattels. Mortgagor will, from time to time at the request of Mortgagee, supply Mortgagee with a current inventory of the Chattels and the Intangible Personalty, in such detail as Mortgagee may require. Upon the occurrence of any Event of Default hereunder, Mortgagor will at Mortgagee’s request assemble the Chattels and make them available to Mortgagee at any place designated by Mortgagee which is reasonably convenient to both parties.
4.15    Compliance with Laws, Etc. Mortgagor shall comply in all material respects or cause compliance in all material respects with (or obtain a legally enforceable variance therefrom) all applicable laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Mortgagor or the Property.
4.16    Records and Books of Account. Mortgagor shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions relating to the Property, including, but not limited to, records adequate to correctly reflect all items required in order to determine all Gross Receipts (as such term is used in the Cash Collateral Agreement).
4.17    Inspection Rights. At any reasonable time, and from time to time, Mortgagor shall permit Mortgagee, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and subject to the rights of tenants under the Leases, visit the Property and to discuss with Mortgagor the affairs, finances and accounts of Mortgagor.
4.18    Change of Mortgagor’s Address or State of Organization. Mortgagor shall promptly notify Mortgagee if changes are made in Mortgagor’s address from that set forth in Section 9.10 hereof, or if Mortgagor shall either change its “location” (as such term is used in Section 5.8 hereof), its state of organization or if Mortgagor shall organize in any state other than the State of Delaware.
4.19    Further Assurances; Estoppel Certificates. Mortgagor will execute and deliver to Mortgagee upon demand, and pay the costs of preparation and recording thereof, any further documents which Mortgagee may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Mortgagor will also, within twenty (20) days after any request by Mortgagee, deliver to Mortgagee a signed and acknowledged statement certifying to Mortgagee, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Mortgagor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

4.20    Costs of Closing. Mortgagor shall on demand pay directly or reimburse Mortgagee for any costs or expenses pertaining to the closing of the Loan, including, but not limited to, fees of counsel for Mortgagee, costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses which are incurred by Mortgagee after such closing, including, without limitation, costs or expenses incurred to obtain originals or copies of recorded or filed Loan Documents and UCC financing statements. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred by Mortgagee) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Mortgagee for purposes of foreclosing or otherwise enforcing this Security Instrument.
4.21    Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, and impound deposits under this Security Instrument, shall be made by Mortgagor by electronic funds transfer from a bank account established and maintained by Mortgagor for such purpose. Mortgagor shall establish and maintain such an account until the Note is fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Mortgagee as shall be designated by Mortgagee in writing.
4.22    Use. Mortgagor shall use the Property solely for office, commercial and/or incidental or ancillary uses, and for such other uses that are permitted under Leases approved by Mortgagee in writing, and for no other use or purpose.
4.23    Management. The Property shall be managed by Griffin Capital Essential Asset Property Management, LLC, a Delaware limited liability company (“Property Manager”) under a management agreement previously delivered to, and approved, by Mortgagee (the “Management Agreement”) and sub-managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation (“Sub-Manager”) under a sub-management agreement previously delivered to and approved by Mortgagee (the “Sub-Management Agreement”). Mortgagor shall not permit any amendment to or modification of the Management Agreement or the Sub-Management Agreement, or management of the Property by any person or entity other than Property Manager or Sub-Manager, without the prior written consent of Mortgagee.
4.24    Intentionally Deleted.
4.25    General Indemnity. Mortgagor agrees that while Mortgagee has no liability to any person in tort or otherwise as lender and that Mortgagee is not an owner or operator of the Property, Mortgagor shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) for, from, and against any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) provided no Event of Default then exists, to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Mortgagor’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property caused in whole or in part by a breach of any of Mortgagor’s obligations under the Loan Documents, or arising by reason of any third-party claim asserted against any of the Indemnified Parties, but not due to the gross negligence or willful misconduct of such Indemnified Party), demands costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees and all other costs of defense. The term “Indemnified Parties” shall mean (a) Mortgagee, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.
4.26    Duty to Defend, Costs and Expenses. Upon request, whether Mortgagor’s obligation to indemnify Mortgagee arises under Section 4.25 above or elsewhere in the Loan Documents, Mortgagor shall defend the Indemnified Parties (in Mortgagor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties provided, however, if and to the extent Mortgagor has no right to approve such counsel, counsel appointed by Borrower’s insurance carrier shall be deemed acceptable to Indemnified Parties.. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Mortgagor shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.25 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Security Instrument.

ARTICLE 5
MORTGAGOR’S NEGATIVE COVENANTS
5.1    Waste and Alterations. Mortgagor will not commit or permit any (a) physical waste with respect to the Property or the Chattels, and (b) Mortgagor shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Mortgagee, subject in each instance to the terms of the Leases.
5.2    Zoning and Private Covenants. Mortgagor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any change in any private restrictive covenant, or any change in any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the prior written consent of Mortgagee. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Mortgagor will not cause such use to be discontinued or abandoned without the prior written consent of Mortgagee, and Mortgagor will use commercially reasonable efforts to prevent the tenant under any Lease from discontinuing or abandoning such use.
5.3    Interference with Leases.
(a)    Mortgagor will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.
(b)    Without Mortgagee’s prior written consent, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor shall not enter into or modify (including without limitation modifications relating to the financial covenants or any financial reporting requirements) any Lease of all or any part of the Property. Any lease, lease modification, lease amendment or lease termination (“Lease Transaction”) for which Mortgagee’s consent is required under the Loan Documents shall be deemed approved by Mortgagee if (i) prior to finalizing negotiations for such Lease Transaction, Mortgagor has submitted to Mortgagee an approval request package (“Approval Package”) with respect to such Lease Transaction containing a letter requesting Mortgagee’s approval (and containing a signature line on which Mortgagee may evidence its approval of such Lease Transaction) and notifying Mortgagee, in bold enlarged type, that Mortgagee’s approval will be deemed given if it fails to respond within ten (10) Business Days after its receipt of such Approval Package, and Mortgagee thereafter fails to respond within ten (10) Business Days after its receipt of such Approval Package; provided, however, that Mortgagor shall supply Mortgagee with any other information reasonably requested by Mortgagee with respect to such proposed Lease Transaction within five (5) Business Days after Mortgagee’s receipt of the Approval Package, in which event Mortgagee’s approval shall be deemed given if Mortgagee has not disapproved or approved the Approval Package within ten (10) Business Days after the last to arrive of the proposed Approval Package and any additional information so requested by Mortgagee. Each Approval Package shall contain a description of all of the principal terms of the proposed Lease Transaction, a description of the tenant and its controlling constituents and (with respect to new leases or modifications/amendments) Mortgagor’s reasonably detailed analysis of the tenant’s creditworthiness (with respect to new leases or modifications/amendments), and a copy of any and all term sheets or letters of intent executed in connection with such Lease Transaction, together with the proposed forms of definitive documentation. Mortgagor shall deliver to Mortgagee copies of all Leases or modifications promptly upon execution and delivery thereof.
(c)    Except with the prior written consent of Mortgagee, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor will not (i) collect rent from all or any part of the Property for more than one month in advance, (ii) assign the rents from the Property or any part thereof, or (iii) consent to the cancellation or surrender of all or any part of any Lease, except that Mortgagor may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant.
(d)    Without limiting the generality of the foregoing, whether or not Mortgagee’s consent to the cancellation or surrender of any Lease is required hereunder, (i) Mortgagor shall notify Mortgagee in writing of any cancellation penalties or other consideration as and when received by Mortgagor in connection with such cancellation or surrender (the “Termination Fees”), which written notice must be delivered to Mortgagee within five (5) days of the payment by the applicable tenant of any such Termination Fees to Mortgagor, and (ii) at Mortgagee’s sole option, Mortgagee shall be entitled to (A) require that Mortgagor enter into the TI/LC Reserve (as defined in the Vacancy Risk Agreement) with Mortgagee and deposit such Termination Fees into the TI/LC Reserve, and (B) impose such restrictions and conditions on the timing and amount of disbursements of the Termination Fees from such reserve as Mortgagee may require in its reasonable discretion, including, without limitation, the conditions described in Section 6 of the TI/LC Reserve Agreement.
(e)    Subject to Mortgagee’s approval of each Lease, in any circumstance where, pursuant to the terms of the Lease, Mortgagor’s consent to any action under such Lease shall not be unreasonably withheld or delayed, and such action requires the consent of Mortgagee, Mortgagee’s consent to such action shall likewise not be unreasonably withheld or delayed. In addition, Mortgagee’s consent to such action shall be subject to the deemed approval provisions described in Section 5.3(b) above.

5.4    Transfer or Further Encumbrance of Property. Without Mortgagee’s prior written consent, which consent may be granted or withheld in Mortgagee’s sole and absolute discretion, Mortgagor shall not (i) sell, assign, convey, transfer or otherwise dispose of any direct or indirect legal, beneficial or equitable interest in all or any part of the Property, (ii) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Property or Mortgagor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (iii) mortgage, pledge, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of, or a direct or indirect interest in, the Property or Mortgagor or any beneficial or equitable interest in either the Property or Mortgagor. The provisions of this Section shall not prohibit transfers of title or interest under any will or testament or applicable law of descent.
(a)    Notwithstanding anything to the contrary in this Section 5.4:
(i)    Permitted Transfers Generally. Any of the following may occur without the consent of Mortgagee and shall not be deemed a violation of the due-on-sale provisions in the Loan Documents: (x) the transfer of partnership interests, or the creation or issuance of new partnership interests (including, without limitation, in connection with exchanges made pursuant to Section 721 of the Internal Revenue Code), in Operating Partnership, or (y) the transfer of shares, or the creation, issuance or sale of new shares, in Guarantor; provided, however, that as of the date that such transaction is consummated all of the following conditions shall have been satisfied:

(A)
The Operating Partnership continues to be the sole member in of GC Member and each of the Other Holding Companies, GC Member continues to be the sole member of Mortgagor, and each of the Other Holding Companies continues to be the sole member of its respective Other Borrower;

(B)	Guarantor continues to be the sole general partner of the Operating Partnership owning at least 51% of the common units in the Operating Partnership;

(C)
No such transaction or series of transactions leads to a Change in Control with respect to Guarantor, or a change of Control of Operating Partnership GC Member or Mortgagor (except as permitted in the first proviso contained at the end of the definition of “Change in Control”);

(D)
No such transaction or series of transactions shall result in the proposed transferee having been granted consent, veto or control rights over any material or major decisions relating to Guarantor, the Operating Partnership, GC Member, Mortgagor, the Property or the Loan (except as permitted in the first proviso contained at the end of the definition of “Change in Control”); and

(E)
Such transaction is (I) in the ordinary course of business of selling, issuing or redeeming shares in Guarantor, or (II) in the ordinary course of business of selling, issuing or redeeming limited partner partnership interests or “OP units” in the Operating Partnership in accordance with the express terms of its partnership agreement, then the Transfer Conditions shall have been satisfied.

“Transfer Conditions” mean all of the following: (1) no Event of Default has occurred and is continuing, (2) Mortgagor shall have delivered to Mortgagee prior written notice of the proposed transfer, and a final organizational chart illustrating the ownership structure both before and after the proposed change in ownership, which organizational chart shall set forth Mortgagor’s direct and indirect upstream ownership, percentage interests held by each upstream entity or person and type of each such entity (3) Mortgagor pays all reasonable third party costs, fees and expenses (including attorneys’ fees) incurred by Mortgagee in connection with reviewing the proposed transfer and verifying all Transfer Conditions and other conditions listed above have been satisfied, whether or not the transfer is consummated, and (4) Mortgagor pays Mortgagee an administrative review fee (not to exceed $5000 with respect to each proposed transfer), whether or not the transfer is consummated.
(ii)    Permitted Starwood Related Transactions and Matters. Mortgagee hereby (x) consents to the issuance of the Preferred Units (as defined in the Starwood Documents) and the Series A Preferred Shares (as defined in the Starwood Documents) and (y) confirm that the Starwood Documents, the issuance of the Preferred Units, and the issuance of the Series A Preferred Shares do not constitute Events of Default under the Loan Documents.

(A)
Notwithstanding any provision in the Loan Documents and/or the Starwood Documents to the contrary, neither the Preferred Units nor any Series A Preferred Shares shall be transferred, and Operating Partnership and the Guarantor will not consent to such transfer of the Preferred Units or the Series A Preferred Shares, as the case may be, to any Person other than a Starwood Entity without the prior written consent of Mortgagee in its sole discretion; without in any way limiting the sole discretion of Mortgagee in consenting to any such transfer, any such consent shall be conditioned upon, without limitation, Mortgagee obtaining all required “know your customer” and other information regarding such transferee as Mortgagee may reasonably request. Any breach of the covenants or prohibitions contained in this subsection (A) shall constitute an Event of Default under this Deed of Trust.

(B)
Notwithstanding the foregoing or any other provision hereof (but subject to subsection (iii) below), a Starwood Entity may make a pledge (a “Pledge”) of the Preferred Units or the Series A Preferred Shares to any entity which has extended a credit facility to a Starwood Entity provided that such entity (a “Pledgee”) is an Eligible Assignee. Notwithstanding anything to the contrary contained in this Deed of Trust, no Person may take title to the Preferred Units or Series A Preferred Shares without Mortgagee’s approval in its sole discretion unless such Person is an Eligible Assignee. Subject to the foregoing requirements with respect to the taking of title to the Preferred Units or Series A Preferred Shares, Pledgee shall be permitted to fully exercise its rights and remedies against Starwood Entity, and realize on any and all collateral granted by Starwood Entity to Pledgee in accordance with applicable law. In such event, subject to the foregoing requirements with respect to the taking of title to the Preferred Units or Series A Preferred Shares by a Person that is not an Eligible Assignee, Pledgee (and any transferee which is also an Eligible Assignee) and its successors and assigns shall be a permitted successor to Starwood Entity’s rights, remedies and obligations under the Starwood Documents. The rights of Pledgee hereunder shall remain effective unless and until Pledgee shall have notified Mortgagee in writing that its interest in the Preferred Units or Series A Preferred Shares has been terminated. Notwithstanding anything to the contrary in this Deed of Trust, any Pledge and all other transactions contemplated by this Section 5.4(b)(ii)(B) shall not constitute Events of Default under the Loan Documents.

(C)
Mortgagor covenants and agrees that the Starwood Documents shall not be amended, modified, supplemented or amended and restated without Mortgagee’s prior written consent (and any such amendment, modification, supplement or amendment and restatement without Mortgagee’s prior written consent shall constitute an Event of Default hereunder).

(D)
Mortgagor covenants and agrees that any exercise of any Starwood Entity’s rights (x) to replace Griffin Capital Essential Asset Advisor, LLC under the Subordination of Second Amended and Restated Advisory Agreement entered into between Guarantor, SPT Griffin Holdings, LLC, and Griffin Capital Essential Asset Advisor, LLC, or (y) to replace Griffin Capital Essential Asset Property Management, LLC under the Subordination of Management Agreements entered into between the Operating Partnership, various affiliates of the Operating Partnership, SPT Griffin Holdings, LLC, and Griffin Capital Essential Asset Property Management, LLC, as property manager of the Property, shall require the prior approval of Mortgagee in its sole discretion (and any such replacement made without Mortgagee’s prior written consent shall constitute an Event of Default hereunder); provided, however nothing contained herein shall limit or restrict the ability of the Guarantor’s board of directors to terminate the Advisor pursuant to the last proviso of the definition of Change in Control.

(E)
Mortgagee agrees that a change in the majority voting control of Guarantor due to a change in the members of the board of directors of Guarantor, through the exercise of Starwood Entity’s rights set forth in the Starwood Documents, will not be considered a Default or an Event of Default under this Deed of Trust or any other Loan Document; provided that such rights are exercised by Starwood Entity or its permitted Pledgee or other permitted successor to those rights hereunder; and provided further that the Starwood Documents shall not have been theretofore amended, modified, supplemented or amended and restated without Mortgagee’s prior written consent.

(iii)    Notwithstanding the foregoing provisions of this Section 5.4(b) above, an immediate violation of the due-on-sale provisions, and an immediate Event of Default under the Loan Documents, shall be triggered with respect to any transfer or other transaction described in this Section 5.4(b) if the proposed transferee or pledgee (or any of its constituents or beneficiaries), at the time of the applicable transfer or pledge: (I) is then identified by the Office of Foreign Assets Control or Department of Treasury as a person subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act and any Executive Orders or regulations promulgated thereunder (as any and all of such laws and regulations have been or may hereafter be, renewed, extended, amended or replaced) with the result that such proposed transferee (or any of its constituents or beneficiaries) is in violation of law and/or transaction of business with any such party is prohibited by law, or (II) is in violation of any applicable laws relating to terrorism or money laundering, including without limitation, those relating to transacting business with persons identified in clause (I) above, the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as any and all of such laws and any regulations promulgated thereunder have been or may hereafter be renewed, extended, amended or replaced); provided, however, a violation of this subsection (iii) shall constitute an Event of Default under the Loan Documents, but if such violation was triggered by any transaction described in this Section 5.4(b) above through a licensed US broker dealer that was required to implement normal and customary investor screening practices mandated by applicable law or NASD regulations, then such violation shall not (I) constitute a violation of this Section 5.4 or 5.5 or 5.7 of this Deed of Trust for the purposes of Section 18(b)(i) of the Note, (II) constitute an intentional misrepresentation of any representation and warranty contained in Section 9.20 of this Deed of Trust or with respect to Section 18(b)(ii) of the Note, or (III) require Mortgagor to pay any prepayment premium payable under the Note or this Deed of Trust if Mortgagee accelerates the Loan by reason of such violation while no other Event of Default is continuing; provided, further, however, that neither the provisions of this subsection (iii) nor Section 9.20 of this Deed of Trust shall be breached or violated by reason of any person’s or entity’s acquiring any shares that are publicly traded on a US stock exchange through a US stock exchange (and no Default or Event of Default shall arise as a result thereof).
(iv)    For the purposes hereof, “Eligible Assignee” shall mean any one or more of the following, provided in each instance Mortgagee has received and approved all “know your customer” and other information as Mortgagee may reasonably request with respect to such entity taking title to SPT’s preferred equity rights, remedies or interests set forth in the Preferred Equity Documents: (A) (i) a commercial bank organized under the laws of the United States, or any state thereof, respectively and having total assets in excess of $600,000,000 and liquid assets in excess of $250,000,000; (ii) an investment bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $600,000,000 and liquid assets in excess of $250,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $600,000,000 and liquid assets in excess of $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; (v) a real estate investment trust, trust company, commercial credit corporation, hedge fund, opportunity fund, pension plan, pension fund or pension advisory firm, mutual fund, government entity, plan finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $600,000,000 and liquid assets in excess of $250,000,000; (iv) an investment fund, investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, and (vii) any entity described in clauses (i) through (vi) above acting as agent on behalf of another lender or group of lenders, whether or not such lenders are Eligible Assignees and (B) any entity Controlling, Controlled by or under common Control with any Person descried in clause (A).
As used herein, “Control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise, and (ii) the ownership, direct or indirect, of no less than fifty-one percent (51%) of the voting securities of such Person, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings.
5.5    Further Encumbrance of Chattels. Mortgagor will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents, without the prior written consent of Mortgagee, which may be withheld for any reason.
5.6    Assessments Against Property. Mortgagor will not, without the prior written approval of Mortgagee, which may be withheld for any reason, here after consent to or allow the creation of any so called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property (other than increases in ad valorem real estate taxes from time to time imposed by applicable taxing authorities), and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Mortgagor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Mortgagee’s express written consent, the rights of Mortgagee in the Property pursuant to this Security Instrument or following any foreclosure of this Security Instrument, and the rights of any person or entity to whom Mortgagee might transfer the Property following a foreclosure of this Security Instrument, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.
5.7    Transfer or Removal of Chattels. Mortgagor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed, are obsolete or are simultaneously replaced with similar items of equal or greater value.

5.8    Change of Name, Organizational I.D. No. or Location. Mortgagor will not change its name or the name under which it does business (or adopt or begin doing business under any other name or assumed or trade name), change its organizational identification number, or change its location, without first notifying Mortgagee of its intention to do so and delivering to Mortgagee such organizational documents of Mortgagor and executed modifications or supplements to this Security Instrument (and to any financing statement which may be filed in connection herewith) as Mortgagee may require. For purposes of the foregoing, Mortgagor’s “location” shall mean (a) if Mortgagor is a registered organization, Mortgagor’s state of registration, (b) if Mortgagor is an individual, the state of Mortgagor’s principal residence, or (c) if Mortgagor is neither a registered organization nor an individual, the state in which Mortgagor’s place of business (or, if Mortgagor has more than one place of business, the Mortgagor’s chief executive office) is located.
5.9    Improper Use of Property or Chattels. Mortgagor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.
5.10    ERISA. Mortgagor shall not engage in any transaction which would cause the Note (or the exercise by Mortgagee of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Mortgagee being deemed in violation of any applicable provisions of ERISA. Mortgagor shall indemnify, protect, defend, and hold Mortgagee harmless for, from and against any and all losses, liabilities, damages, claims, demands, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Mortgagee’s sole and absolute discretion) that Mortgagee may incur, directly or indirectly, as the result of the breach by Mortgagor of any warranty or representation set forth in Section 3.3(x) hereof or the breach by Mortgagor of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Security Instrument and shall not be subject to the limitation on personal liability described in the Note.
5.11    Use of Proceeds. Mortgagor will not use any funds advanced by Mortgagee under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.
5.12    REA and Other Major Approvals. Without Mortgagee’s prior written consent, which may be granted or withheld in Mortgagee’s reasonable discretion, Mortgagor shall not enter into or modify any reciprocal easement agreement, declaration, covenant, condition or restriction, ground lease, operating agreement, or any document recorded against the Property.
5.13    Single Purpose Entity. Mortgagor shall not engage in any business other than the ownership, development, operation and disposition of the Property, and shall not incur any subordinated debt or unsecured debt except customary lease financings of non-fixture equipment in the ordinary course of Mortgagor’s business and except to trade creditors and service providers in the ordinary course of Mortgagor’s business.
ARTICLE 6
EVENTS OF DEFAULT
Each of the following events will constitute an event of default (an “Event of Default”) under this Security Instrument and under each of the other Loan Documents:
6.1    Failure to Pay Note. Mortgagor’s failure to make any payment when due under the terms of the Note or any other Loan Document.
6.2    Due on Sale or Encumbrance. The occurrence of any violation of any covenant contained in Section 5.4, 5.5 or 5.7 hereof.
6.3    Other Obligations. The failure of Mortgagor or Guarantor to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Mortgagee to Mortgagor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Mortgagor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Mortgagor.
6.4    Levy Against Property. The levy against any of the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ.
6.5    Liquidation. The liquidation, termination or dissolution of Mortgagor or any Controlling Person, at any time that Mortgager is the borrower under the Loan.
6.6    Appointment of Receiver. The appointment of a trustee or receiver for the assets, or any part thereof, of Mortgagor, or any Controlling Person, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Secured Obligations.

6.7    Assignments. The making by Mortgagor or any Controlling Person of a transfer in fraud of creditors or an assignment for the benefit of creditors.
6.8    Order for Relief. The entry in bankruptcy of an order for relief for or against Mortgagor or any Controlling Person.
6.9    Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Mortgagor or any Controlling Person as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Mortgagee herein, or in any other document executed in connection herewith.
6.10    Misrepresentation. If any representation or warranty made by Mortgagor or any Controlling Person, or in any of the other Loan Documents or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false or intentionally misleading in any material respect.
6.11    Judgments. The failure of (a) Mortgagor or GC Member to pay any money judgment in excess of $10,000.00, or (b) any Controlling Person to pay any money judgment in excess of $200,000.00 in either case against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.
6.12    Admissions Regarding Debts. The admission of Mortgagor or any Controlling Person in writing, other than to Mortgagor, of any such party’s inability to pay such party’s debts as they become due.
6.13    Assertion of Priority. The assertion of any claim of priority over this Security Instrument, by title, lien, or otherwise, unless Mortgagor within forty-five (45) days after such assertion either causes the assertion to be withdrawn or provides Mortgagee with such security as Mortgagee may require to protect Mortgagee against all loss, damage, or expense, including attorneys’ fees, which Mortgagee may incur in the event such assertion is upheld.
6.14    Other Loan Documents. The occurrence of any default by Mortgagor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any of the Loan Documents other than this Security Instrument.
6.15    Other Liens. The occurrence of any default by Mortgagor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby.
6.16    Other Indebtedness. The occurrence of any default by Mortgagor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Mortgagor, or any document or instrument evidencing any obligation to pay such indebtedness.
6.17    Guaranty. Guarantor’s (a) failure to make any payment in full under the terms of the Guaranty within ten (10) Business Days following written notice by Mortgagee to Guarantor demanding such payment, or (b) failure to properly perform any of Guarantor’s material obligations under the Guaranty (other than those referenced in clause (a) above) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Mortgagee to Guarantor; provided, however, that if such failure is not curable within such thirty (30) day period, then so long as Guarantor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Guarantor.
Mortgagor acknowledges that for all purposes in the Loan Documents, Mortgagee’s acceptance of any cure of an Event of Default, and/or Mortgagee’s decision to reinstate the Loan after an Event of Default has occurred, shall be made by Mortgagee in its sole and absolute discretion.
6.18    Other Loan Documents. Any “Event of Default” (as defined in the Other Loan Documents) under any of the Other Loan Documents shall constitute an Event of Default hereunder and under the other Loan Documents. Any “Event of Default” (as defined in the Other Loan Guaranty Documents) under any of the Other Loan Guaranty Documents shall constitute an Event of Default hereunder and under the Loan Documents. Mortgagor and Mortgagee hereby acknowledge and agree that (i) the owners of Mortgagor own a direct or indirect interest in the Other Borrowers; (ii) that the foregoing provisions have been made in consideration of, among other things, Mortgagee’s agreement to modify the Loan to Mortgagor under such terms and conditions as agreed by the parties; and (iii) that this Section 6.18 has been agreed to for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

ARTICLE 7
MORTGAGEE’S REMEDIES
Immediately upon or any time after the occurrence of any Event of Default hereunder, Mortgagee may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Mortgagee may determine in Mortgagee’s sole discretion:
7.1    Performance of Defaulted Obligations. Mortgagee may make any payment or perform any other obligation under the Loan Documents or under Leases which Mortgagor has failed to make or perform, and Mortgagor hereby irrevocably appoints Mortgagee as the true and lawful attorney-in-fact for Mortgagor to make any such payment and perform any such obligation in the name of Mortgagor. All payments made and expenses (including attorneys’ fees and expenses) incurred by Mortgagee in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Mortgagor to Mortgagee. In lieu of advancing Mortgagee’s own funds for such purposes, Mortgagee may use any funds of Mortgagor which may be in Mortgagee’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.
7.2    Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Mortgagee will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Mortgagor to cure or refrain from repeating any Default.
7.3    Acceleration of Secured Obligations. Mortgagee may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.
7.4    Suit for Monetary Relief. Subject to the non-recourse provisions of the Note, with or without accelerating the maturity of the Secured Obligations, Mortgagee may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Mortgagor’s default under any of the Loan Documents.
7.5    Possession of Property. To the extent permitted by law, Mortgagee may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Mortgagee’s name or in the name of Mortgagor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Mortgagee under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Mortgagee may elect in its sole discretion.
7.6    Enforcement of Security Interests. Mortgagee may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Mortgagee’s giving of such notice to Mortgagor at least five days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.
7.7    Foreclosure Against Property.
(a)    Mortgagee may, with or without entry, institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of applicable law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Secured Obligations not then due, unimpaired and without loss of priority.
(b)    Mortgagee may sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law. Under the power of sale hereby granted, Mortgagee shall have the discretionary right to cause some or all of the Property, including any Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.
(c)    All fees, costs and expenses of any kind incurred by Mortgagee in connection with foreclosure of this Security Instrument, including, without limitation, the costs of any appraisals of the Property obtained by Mortgagee, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Mortgagee, and all attorneys’ and consultants’ fees and expenses incurred by Mortgagee, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Mortgagor to Mortgagee at any foreclosure sale.
(d)    The proceeds of any sale under this Section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations in such order and manner as Mortgagee may elect in its sole discretion; any surplus remaining shall be paid over to Mortgagor or to such other person or persons as may be lawfully entitled to such surplus.
(e)    A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein; and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Property sold, without defect or irregularity.
7.8    Appointment of Receiver. To the extent permitted by law, Mortgagee shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Mortgagor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered, but shall not be obligated to (a) take possession of the Property and any businesses conducted by Mortgagor or any other person thereon and any business assets used in connection therewith, (b) exclude Mortgagor and Mortgagor’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Mortgagor could legally do if Mortgagor were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Mortgagee, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Mortgagee may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Mortgagee, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.
7.9    Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Mortgagee, whether before or after an Event of Default, Mortgagee may, but shall not be obligated to, use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Mortgagor covenants to promptly reimburse and pay to Mortgagee, at the place where the Note is payable, or at such other place as may be designated by Mortgagee in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Mortgagee in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Mortgagee at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Mortgagor and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.
7.10    Surrender of Insurance. Mortgagee may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Mortgagor hereby appoints Mortgagee (or any officer of Mortgagee), as the true and lawful agent and attorney-in-fact for Mortgagor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.
7.11    Prima Facie Evidence. Mortgagor agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Mortgagee, any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Mortgagee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Mortgagee may lawfully do by virtue hereof.
ARTICLE 8
ASSIGNMENT OF LEASES AND RENTS
8.1    Assignment of Leases and Rents. Mortgagor hereby unconditionally and absolutely and presently grants, transfers and assigns unto Mortgagee all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; on the condition that Mortgagee hereby grants to Mortgagor, however, a license to collect and retain such Rents prior to the occurrence of any Event of Default hereunder. Such license shall be revocable by Mortgagee without notice to Mortgagor at any time after the occurrence of an Event of Default. Mortgagor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Mortgagor or by any person or persons whomsoever; and Mortgagor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Mortgagee the rights, interest, powers and authorities herein granted and conferred. Failure of Mortgagee at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Mortgagee is not obligated to collect anything hereunder, but is accountable only for sums actually collected.
8.2    Further Assignments. Mortgagor shall give Mortgagee at any time upon demand any further or additional forms of assignment of transfer of such Rents, Leases and security as may be reasonably requested by Mortgagee, and shall deliver to Mortgagee executed copies of all such Leases and security.
8.3    Application of Rents. Mortgagee shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Mortgagee hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Mortgagee may determine. The acceptance of this Security Instrument by Mortgagee or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.
8.4    Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Mortgagee may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (i) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (ii) make, cancel, enforce or modify Leases; (iii) obtain and evict tenants; (iv) fix or modify Rents; (v) do any acts which Mortgagee deems reasonably proper to protect the security thereof; and (vi) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Mortgagee shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Mortgagee is empowered to do, and in the event Mortgagee shall itself effect such matters, Mortgagee shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Mortgagee or such persons shall be additional Secured Obligations. Mortgagee may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Mortgagee may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Security Instrument or invalidate any act done pursuant to such notice.
8.5    Authority of Mortgagee. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Mortgagee hereunder without investigating the reason for any action taken by Mortgagee, or the validity or the amount of indebtedness owing to Mortgagee, or the existence of any default in the Note or this Security Instrument, or under or by reason of this assignment of Rents and Leases, or the application to be made by Mortgagee of any amounts to be paid to Mortgagee. The sole signature of Mortgagee shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Mortgagee for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Mortgagee.
8.6    Indemnification of Mortgagee. Nothing herein contained shall be deemed to obligate Mortgagee to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Mortgagor shall and does hereby indemnify and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under any Lease of the Property or by reason of this assignment; and any and all such liability, loss or damage incurred by Mortgagee, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Mortgagee in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Mortgagor shall reimburse Mortgagee therefor on demand.
ARTICLE 9
MISCELLANEOUS PROVISIONS
9.1    Time of the Essence. Time is of the essence with respect to all of Mortgagor’s obligations under the Loan Documents.
9.2    Joint and Several Obligations. If Mortgagor is more than one person or entity, then (a) all persons or entities comprising Mortgagor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Mortgagor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Mortgagor; (c) any breach, Default or Event of Default by any persons or entities comprising Mortgagor hereunder shall be deemed to be a breach, Default or Event of Default of Mortgagor; (d) any reference herein contained to the knowledge or awareness of Mortgagor shall mean the knowledge or awareness of any of the persons or entities comprising Mortgagor; and (e) any event creating personal liability of any of the persons or entities comprising Mortgagor shall create personal liability for all such persons or entities.
9.3    Waiver of Homestead and Other Exemptions. To the extent permitted by law, Mortgagor hereby waives all rights to any homestead or other exemption to which Mortgagor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Mortgagor hereby waives any right it may have to require Mortgagee to marshal all or any portion of the security for the Secured Obligations.
9.4    Non-Recourse; Exceptions to Non-Recourse. Except as expressly set forth in the Note, the recourse of Mortgagee with respect to the obligations evidenced by the Note and the other Loan Documents shall be solely to the Property, Chattels and Intangible Personalty, and any other collateral given as security for the Note.
9.5    Rights and Remedies Cumulative. Mortgagee’s rights and remedies under each of the Loan Documents are cumulative of the right and remedies available to Mortgagee under each of the other Loan Documents and those otherwise available to Mortgagee at law or in equity. No act of Mortgagee shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee.
9.6    No Implied Waivers. Mortgagee shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Mortgagee. Without limiting the generality of the preceding sentence, neither Mortgagee’s acceptance of any payment with knowledge of a Default by Mortgagor, nor any failure by Mortgagee to exercise any remedy following a Default by Mortgagor shall be deemed a waiver of such Default, and no waiver by Mortgagee of any particular Default on the part of Mortgagor shall be deemed a waiver of any other Default or of any similar Default in the future.
9.7    No Third-Party Rights. No person shall be a third-party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Mortgagee are intended solely for the benefit of Mortgagee, and no third party shall be entitled to assume or expect that Mortgagee will waive or consent to modification of any such provision in Mortgagee’s sole discretion.
9.8    Preservation of Liability and Priority. Without affecting the liability of Mortgagor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, and without impairing in any way the priority of this Security Instrument over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Mortgagee may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Mortgagee may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Mortgagee.
9.9    Subrogation of Mortgagee. Mortgagee shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Mortgagee under the Loan Documents, regardless of whether such previous encumbrance has been released of record.
9.10    Notices. Any notice required or permitted to be given by Mortgagor or Mortgagee under this Security Instrument shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:
If to Mortgagor:
The GC Net Lease (Warren) Investors, LLC
2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
Attention: Mr. Joseph E. Miller
with a copy to:
Griffin Capital Corporation
790 Estate Drive, Suite 180
Deerfield, IL 60015
Attention: Mary Higgins, Esq.
If to Mortgagee:
The Variable Annuity Life Insurance Company
National Union Fire Insurance Company of Pittsburgh, PA.
c/o AIG Investments
777 S. Figueroa St., 16th Floor
Los Angeles, California 90017

Attn: Director-Mortgage Lending and Real Estate
with a copy to:
Greenberg Traurig, LLP
1200 17th Street, 24th Floor
Denver, Colorado 80202
Attn: Peter C. Kelley, Esq.
Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGER OR MORTGAGEE ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MORTGAGEE'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND MORTGAGER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGER DOES HEREBY DESIGNATE AND APPOINT:
C T Corporation System
111 Eighth Avenue
13th Floor
New York, NY 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MORTGAGER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MORTGAGER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MORTGAGER (I) SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR OR REFUSES TO CONSENT TO SUCH DESIGNATION AS AUTHORIZED AGENT FOR MORTGAGER PURSUANT TO A WRITTEN CONSENT IN FORM AND SUBSTANCE SATISFACTORY TO MORTGAGEE.
9.11    Defeasance. Upon payment and performance in full of all of the Secured Obligations, Mortgagee will execute and deliver to Mortgagor such documents as may be required to reconvey this Security Instrument of record.
9.12    Illegality. If any provision of this Security Instrument is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Security Instrument, the legality, validity, and enforceability of the remaining provisions of this Security Instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Security Instrument a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Security Instrument shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.
9.13    Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Mortgagee and Mortgagor at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note, any prepayment by Mortgagor, or any other circumstance whatsoever, results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Mortgagor and Mortgagee that all excess amounts theretofore collected by Mortgagee be credited on the principal balance of the Note (or, at Mortgagee’s option, paid over to Mortgagor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Mortgagee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the Loan.
9.14    Obligations Binding Upon Mortgagor’s Successors. This Security Instrument is binding upon Mortgagor and Mortgagor’s successors and assigns, and shall inure to the benefit of Mortgagee, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions obligations, and warranties of Mortgagor in this Security Instrument shall be joint and several obligations of Mortgagor and Mortgagor’s successor and assigns.
9.15    Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.
9.16    Attorneys’ Fees. If Mortgagee refers this Security Instrument or any other Loan Document to any attorney for collection or seeks legal advice following the occurrence of an Event of Default by or with respect to Mortgagor that has not been waived by Mortgagee expressly in writing, or if Mortgagee is the prevailing party in any action instituted on this Security Instrument or any other Loan Document, or if any other judicial or non-judicial proceeding is instituted by Mortgagee or any other person (provided that with respect to any judicial or non-judicial action instituted by any other person, either (A) such person shall consist of Mortgagor or any affiliate thereof, or (B) such proceeding shall include Mortgagor or any affiliate thereof as a party thereto, and the facts alleged, on the basis of which any cause of action or claim shall be asserted in such proceeding, involve the action(s) or omission(s) on the part of Mortgagor or any affiliate thereof under this Security Instrument or other Loan Document), and an attorney is employed by Mortgagee to appear in any such action or proceeding, or in any action that materially affects Mortgagee’s interest in this Security Instrument or the Property, or to seek appointment of a receiver to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Mortgagee’s interest in this Security Instrument or any other security for the Note (including, but not limited to, proceedings under federal bankruptcy law, in eminent domain, under the probate code, on appeal (provided that for Mortgagee to recover appeal costs from Mortgagor hereunder, Mortgagee shall have to be judicially determined to be a prevailing party in such appeal), in arbitration, or in connection with any municipal, state or federal tax lien), then Mortgagor and every endorser hereof and every person who assumes the obligations secured by this Security Instrument or any of the other Loan Documents jointly and severally promise(s) to pay reasonable attorneys’ fees for services performed by Mortgagee’s attorneys, and all costs and expenses (including, without limitation, expert witness reasonable fees, costs of exhibit preparation, document reproduction, postage, telecommunication expenses and courier charges), incurred incident to such employment. If such fees are not paid within ten (10) Business Days after demand therefor by Mortgagee, all such costs and expenses shall bear interest at the Default Rate and the repayment thereof shall also be secured by every instrument securing the indebtedness evidenced hereby.
9.17    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, MORTGAGEE AND MORTGAGOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS SECURITY INSTRUMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY INSTRUMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE AND MORTGAGOR TO ENTER INTO THE LOAN.
9.18    Governing Laws. The substantive,     procedural and internal laws of the State of New Jersey shall govern the validity, construction, enforcement, and interpretation of this Security Instrument, without regard to the conflicts of laws principles of such State.
9.19    Inconsistency. In the event of any inconsistency between the terms of the Loan Documents and the terms of that certain Mortgage Loan Application between Mortgagor and Mortgagee, as amended, the terms of the Loan Documents shall govern and control in all respects.
9.20    Economic Sanctions, Anti-Money Laundering, Etc. Mortgagor represents, warrants and covenants to Mortgagee that:
(a)    None of the Borrower, the Guarantor nor any OFAC Controlling Persons is or shall become: (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons (an “OFAC Listed Person”) published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), or (ii) an agent, department, or instrumentality of, or otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC

Listed Person or (y) any Person, entity, organization, foreign country or regime that is the target of any sanctions programs administered and/or enforced by OFAC, or (iii) blocked by or a target of United States economic sanctions.
(b)    Neither the Borrower, the Guarantor nor any OFAC Controlling Person:  (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. economic sanctions violations, or (ii) to Borrower’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. economic sanctions violations, or (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. economic sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
(c)    None of the Mortgagor, Guarantor, the OFAC Controlling Persons, nor the officers and directors of any of them:  (i) are owned or controlled by the government or a national of Cuba, Iran, Sudan, Burma (Myanmar), North Korea or Syria, (ii) are located in Cuba, Iran, Sudan, Burma (Myanmar), North Korea or Syria, or (iii) does business in or with Cuba, Iran, Sudan, North Korea, Burma (Myanmar) or Syria.
(d)    Mortgagor shall promptly deliver to Mortgagee any certification or other evidence reasonably requested from time to time by Mortgagee confirming Borrower’s compliance with this Section.  The representations, warranties and covenants set forth in this Section shall be deemed repeated and reaffirmed by Mortgagor as of each date that Mortgagor makes a payment to Mortgagee under the Note, this Security Instrument and the other Loan Documents or receives any payment from Mortgagee.  Mortgagor shall promptly notify Mortgagee in writing should Mortgagor become aware of any change in the information set forth in these representations, warranties and covenants.
For the purposes of the foregoing Section:
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
“OFAC Controlling Person” means any person or entity that controls either the Mortgagor or the Guarantor, and all holders of 25% or more of the partnership, voting stock, membership or other ownership interest of the Mortgagor or Guarantor (as applicable), and/or any of the foregoing Controlling Persons.
“Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Borrower, Guarantor or Controlling Person (as applicable) conducts all or any part of its business, or which asserts jurisdiction over any properties of any of the foregoing, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
9.21    Co-Lending.
(a)    Notwithstanding that the Loan is evidenced by the VALIC Note and the NUF Note separately, Mortgagee agrees that the Holder (as defined in the Notes) of each of the Notes shall pursue the same remedies simultaneously under the Notes and under the other Loan Documents as if the Loan were evidenced by only one promissory note.
(b)    Mortgager and Guarantor shall be entitled to rely, shall be obligated to rely, and shall be fully protected in relying upon any written resolution, notice, consent, approval, waiver, certificate, affidavit, letter, telegram, facsimile, telex, e-mail, statement or other document (each a “Communication”) believed by it to be genuine and correct and solely to the extent that such Communication is signed, sent or made by both VALIC and NUF in connection with the Loan. Any Communication not signed or sent by or on behalf of both VALIC and NUF shall not be valid.
ARTICLE 10
STATE-SPECIFIC PROVISIONS
10.1    Consistency. In the event of any conflict between the provisions of this Article 10 and any other provisions of this Mortgage or any other Loan Document, the provisions of this Article 10 shall control.
10.2    Maximum Principal Amount. The maximum principal amount secured by this Mortgage in the State of New Jersey upon recordation or upon any contingency that may be secured hereby at any time hereafter is $110,640,000.00, plus all advances made pursuant to any provisions of the Mortgage; provided that in no event shall any Mortgagee be obligated to advance in excess of the stated principal amount of the Note evidencing the indebtedness secured hereby.
10.3    Modification and Priority. This Mortgage is subject to “modification” as such term is defined in P.L. 1985 c.353 (N.J.S.A. 46:9-8.1 et seq.) and shall be subject to the priority provisions thereof.

10.4    Conflict of Laws. Mortgagee shall be entitled to all rights and remedies that a mortgagee would have under New Jersey law or in equity during the continuance of an Event of Default in addition to all rights and remedies it may have hereunder. Where any provision of this Mortgage is inconsistent with any provision of New Jersey law regulating the creation, perfection or enforcement of a lien or security interest in real or personal property, the provisions of such New Jersey law, as amended from time to time, shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with New Jersey law. Should applicable New Jersey law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Mortgage, the affected provisions of this Mortgage shall be considered amended to conform to such applicable law, but all other provisions hereof shall remain in full force and effect without modification.
10.5    No Credit for Taxes Paid. Mortgagor waives any right it may have to a credit against interest due under the Loan secured by this Mortgage pursuant to N.J.S.A. 54:4-33.
10.6    True And Correct Copy. Mortgagor acknowledges that Mortgagor has received, without charge, a true and correct copy of this Mortgage.
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[SIGNATURE PAGE TO MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (NEW JERSEY)]
IN WITNESS WHEREOF, Mortgagor has executed and delivered this Security Instrument as of the date first mentioned above.
THE GC NET LEASE (WARREN) INVESTORS, LLC,
a Delaware limited liability company

By: The GC Net Lease (Warren) Member, LLC
a Delaware limited liability company,
its Sole Member

By: Griffin Capital Essential Asset Operating Partnership, L.P.
a Delaware limited partnership,
its Sole Member

By: Griffin Capital Essential Asset REIT, Inc.
a Maryland corporation,
its General Partner

By: /s/ Joseph E. Miller
Joseph E. Miller, Chief Executive Officer